UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

SANARA MEDTECH INC.
(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed by Sanara MedTech Inc. (the “Company”) to amend its Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on November 14, 2022 (the “Original Filing”), solely to correct a number disclosed in each of the exhibits filed with the Original Filing. This Amendment does not otherwise amend, update, or change any other disclosure contained in the Original Filing.

Item 2.02	Results of Operations and Financial Condition.

On November 14, 2022, the Company furnished (i) a press release announcing its financial results for the quarter ended September 30, 2022 (the “Press Release”) and (ii) an earnings presentation that the Company intends to use, in whole or in part, in one or more meetings with investors or analysts (the “Earnings Presentation”) as exhibits to the Original Filing. Each of the Press Release and Earnings Presentation reported that CellerateRX was approved to be sold in 1,593 facilities as of September 30, 2022. Cellerate RX was also approved to be sold in 121 additional facilities following the Company’s acquisition of Scendia Biologics, LLC in July 2022, bringing the total number of facilities where CellerateRX is approved to be sold to 1,714 as of September 30, 2022.

The information in this Amendment shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 15, 2022

Sanara MedTech Inc.

		By:	/s/ Michael D. McNeil
		Name:	Michael D. McNeil
		Title:	Chief Financial Officer